Consent of Independent Registered Public Accounting Firm

Greenlight Capital Re, Ltd.
Grand Cayman, Cayman Islands

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226022) and Form S-8 (No. 333-231214) of Greenlight Capital Re, Ltd. of our reports dated March 10, 2021 relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Greenlight Capital Re, Ltd.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Grand Rapids, Michigan, USA
March 10, 2021